EXHIBIT 99.1

SinglePoint Inc. Provides Update to Annual Financial 10-K Filing

Phoenix AZ - April 22nd, 2024 – SinglePoint Inc. (Cboe BZX: SING), a leading firm in renewable energy in the residential and small commercial solar sector, provides an update regarding the delay in filing its annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Financial Statements”).

The on-time filing of our quarterly and annual financial statements has always been and will continue to be a priority for SinglePoint Inc., and a Company obligation of great importance to our investors and shareholders. The preparation of our 2023 Annual Financial Statements has been underway for a while and we are in the process of completing the audit for the 2023 Annual Financial Statements.

The delay in reporting has been due to the sheer volume of information that required review and the synchronization of timing and external bandwidth available at some of our third party professional resources. The combination of an extensive amount of data and current staffing levels, both internally and externally, has prolonged the time needed to thoroughly review all required information. The Company wants to inform its shareholders that there are no indications of underlying issues with the 2023 Annual Financial Statements; the delay is purely a result of the time required to manage and review a significant amount of data.

The temporary filing delay, as of this point, has had no adverse effect on our core business operations.

It is essential that we maintain our listing on Cboe BZX and we intend to do so.  We expect to regain our compliance with the Cboe BZX's timely filing requirements. The Cboe BZX has formally notified us that we must submit a plan by June 16, 2024, detailing our approach to regain compliance with the timely filing requirements. After reviewing our plan, the Cboe BZX will determine the appropriate timeline for us to meet these compliance standards. SinglePoint is confident in its ability to regain compliance with the timely filing requirement well before the June 16, 2024 deadline.

We at SinglePoint remain committed to upholding the highest standards of financial reporting and transparency. We are taking decisive steps to enhance our procedures and ensure that our contracted service providers have more than enough adequate bandwidth so that we will in the future have the capacity to meet the expectations of our shareholders, stakeholders, and regulatory bodies.

We appreciate the patience and support of our investors and stakeholders during this period.

About SinglePoint Inc.

SinglePoint Inc. is a renewable energy and sustainable lifestyle company focused on providing environmentally friendly energy efficiencies and healthy living solutions. SinglePoint is initially focused on building the largest network of renewable energy solutions and modernizing the traditional solar and energy storage model. The Company is also actively exploring future growth opportunities in air purification, electric vehicle charging, solar as a subscription service, and additional energy efficiencies that enhance sustainability and a healthier life. For more information, visit the Company’s website (www.singlepoint.com).

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934 and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential plans and objectives of the Company, anticipated changes to our financial reporting process and resources, are forward-looking statements that involve risks and uncertainties.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Investor Relations Contact:

SinglePoint Inc

investor@singlepoint.com

888-682-7464

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